As filed with the Securities and Exchange Commission on September 17, 1998
                                                       Registration No. 33-80088

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INDEPENDENT BANK CORPORATION
            (Exact name of registrant as specified in its character)

                                    MICHIGAN
                         (State or other jurisdiction of
                         incorporation or organization)

                                   38-2032782
                      (I.R.S. Employer Identification No.)

                   230 West Main Street, Ionia, Michigan 48846
                                 (616) 527-9450
               (Address including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                WILLIAM R. KOHLS
                          Independent Bank Corporation
                              230 West Main Street
                              Ionia, Michigan 48846
                                 (616) 527-9450
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                          Copies of Communications to:
                              MICHAEL G. WOOLDRIDGE
                     Varnum, Riddering, Schmidt & HowlettLLP
                             333 Bridge Street, N.W.
                          Grand Rapids, Michigan 49504
                                 (616) 336-6000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
                                  ------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Number 33-80088

                                                   CALCULATION OF REGISTRATION FEE

                                                                         Proposed                 Proposed
                                                                          Maximum                  Maximum
                                                                         Offering                 Aggregate               Amount of
          Title of Securities                Amount Being                Price Per                Offering              Registration
           Being Registered                   Registered                Unit (1)(2)             Price (1)(2)               Fee (2)
    Common Stock ($1.00 Par Value)          100,000 Shares               $22.3125                $2,231,250                $769.40

(1) For purposes of calculating the registration fee only, the price shown is based upon a per share price of $22.3125, the average of the high and low sale prices for the Common Stock of Registrant, as reported in the NASD National Market System on June 8, 1994, in accordance with Rule 457.
(2)      Registration fee was previously paid.
                                ----------------
Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, the Prospectus filed as a part of this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Prospectus
                          INDEPENDENT BANK CORPORATION


                         AUTOMATIC DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN


                                  Common Stock
                                ($1.00 Par Value)
                                 -------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     Independent Bank Corporation (the "Company") hereby offers to holders of its common stock, $1.00 par value ("Common Stock") the opportunity to purchase shares of Common Stock by automatically reinvesting cash dividends and with optional cash payments. No service fees or brokerage commissions will be charged to participants for purchases made under the Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"); however, the purchase price paid for shares may be partially allocable to dealer mark-ups.

     The Common Stock purchased under the Plan will be either newly issued shares or shares purchased for participants on the open market, at the Company's option. The Plan currently provides that, in either case, shares purchased for participants will be purchased at 100% of market value, determined as provided in the Plan. The Company, however, reserves the right to modify the pricing or any other provision of the Plan at any time.

     Further information concerning the Plan is set forth herein under the caption "THE PLAN."

                            -----------------------

               The date of this Prospectus is September 17, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.


                                TABLE OF CONTENTS

                                                                            Page

Available Information..........................................................1

Incorporation of Certain Documents by Reference................................1

The Company....................................................................1

Use of Proceeds................................................................2

The Plan.......................................................................2

Description of Capital Stock...................................................6

        Common Stock...........................................................6
        Preferred Stock........................................................6
        General................................................................6

Federal Income Tax Consequences................................................7

Indemnification of Directors and Officers......................................7

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048), and in Chicago (500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained by mail from the Public Reference Section of the commission at 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements, and other information regarding registrants that file electronically with the Commission.

     This Prospectus does not contain all the information set forth in the Registration Statement which the Company has filed with the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed as a part thereof.

                            INCORPORATION OF CERTAIN
                             DOCUMENTS BY REFERENCE

     The following documents, which are on file with the Commission (file number 0-7818), and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Age"), prior to the termination of the offering of the Company's securities under this Prospectus, are hereby incorporated by reference in this
Prospectus: (a) the Company's Annual Report on Form 10-K pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains financial statements for the Company's latest fiscal year for which a Form 10-K was required to have been filed; and (b) other reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and (c) the description of the Company's Common Stock which is contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon written or oral request, the Company will provide, without charge, a copy of any documents incorporated by reference herein (other than certain exhibits) to any person to whom a Prospectus is delivered. Requests for such copies should be directed to William R. Kohls, Executive Vice President, Secretary and Treasurer, Independent Bank Corporation, 230 West Main Street, P.O. Box 491, Ionia, Michigan 48846; telephone: (616) 527-9450.

                                   THE COMPANY

     Independent Bank Corporation (the "Company") is a bank holding company as defined in the Bank Holding Company Act of 1956, as amended. The Company owns all the outstanding stock of four banks (the "Banks"): Independent Bank, Ionia, Michigan; Independent Bank West Michigan, Rockford, Michigan; Independent Bank South Michigan, Leslie, Michigan; and Independent Bank East Michigan, Caro, Michigan. The Company also owns the outstanding common securities of IBC Capital Finance, a Delaware statutory business trust, created for the sole purpose of selling its preferred and common securities.

     As a bank holding company, the Company is subject to supervision and regulation by the Federal Reserve Board. The Banks operate under state charters and are supervised by the Financial Institutions Bureau of the State of Michigan. The deposits are insured by, and each Bank is subject to regulation by, the Federal Deposit Insurance Corporation.

     The Common Stock is traded on the Nasdaq stock market under the symbol IBCP. The Company's principal executive offices are located at 230 West Main Street, Ionia, Michigan 48846; telephone (616) 527-9450.

                                 USE OF PROCEEDS

     The net proceeds realized by the Company from sales of its authorized and unissued shares of Common Stock pursuant to the Plan will be used for working capital and other general corporate purposes. The Company does not know either the number of shares that will be purchased under the Plan or the prices at which such shares will be sold to participants. The Company will receive no proceeds from purchases by the Plan of any shares on the open market.

                                    THE PLAN

     The Independent Bank Corporation Automatic Dividend Reinvestment and Stock Purchase Plan, as amended and restated (the "Plan"), is described in the following questions and answers. The Plan was approved by the Board of Directors of the Company on February 9, 1981, and became effective as of April 1, 1981. The Company has reserved a total of 539,065 shares of authorized and unissued Common Stock for issuance under the Plan. All shares of Common Stock issued and to be issued by the Company pursuant to the Plan have been or will be, when issued, fully paid and nonassessable.

1.   What is the Plan?

     The Plan provides that the Company's eligible shareholders may reinvest their cash dividends automatically in shares of Common Stock. Eligible shareholders may also make optional cash payments of not less than $50 per payment, nor more than $5,000 per quarter, to purchase shares of Common Stock.

2.   What is the purpose of the Plan and what are its advantages?

     The Plan offers a convenient and economical way for holders of record of the Common Stock to increase their ownership of shares of Common Stock without incurring brokerage commissions or service charges and without having to pay full dealer mark-ups, if any. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a participant's account. Participants will be credited with dividends on full and fractions of shares held under the Plan.

     To the extent that shares purchased under the Plan are purchased from the Company from its authorized and unissued shares of Common Stock, the Company will use the proceeds of the sale for working capital or other general corporate purposes.

3. Who administers the Plan and what reports will participants receive concerning the Plan?

     State Street Bank and Trust Company (the "Agent") is the administrator of the Plan and will make purchases of shares of Common Stock for the account of the Plan's participants. The Agent will send each participant a quarterly statement of their account under the Plan, together with copies of any amendments to the Plan and any Prospectuses relating to the Plan. The Agent will also furnish participants with information for reporting dividend income for federal income tax purposes. The Agent will also serve as custodian of shares purchased under the Plan to protect participants from loss, theft or destruction of stock certificates.

     All inquiries, notices, requests and other communications by participants concerning the Plan should be sent to the Agent at:

               State Street Bank and Trust Company
               Boston EquiServe LP
               P.O. Box 8209
               Boston, Massachusetts 02266-8209

     Participants may also contact the Agent at (800) 257-1770.

     The Company reserves the right to assume the administration of the Plan at any time and without prior notice to Plan participants. In the event the Agent should resign or otherwise cease to act as an agent or as custodian of shares under the Plan, the Company will make such other arrangements as it deems appropriate for administration of the Plan and the custody of shares purchased under the Plan.

4.   Who is eligible to participate in the Plan?

     Other than as described below, any shareholder of record owning shares of Common Stock is eligible to participate in the Plan. If any such shareholder owns stock which is registered in a different name and wishes to participate in the Plan, it will be necessary for him or her to withdraw his or her shares from "street name" or other registration and register the Common Stock in his or her own name.

     The Company has reserved the right to exclude participation by shareholders who reside in jurisdictions, other than Michigan, having laws or regulations that impose conditions which the Company finds unacceptable to its making the Plan available in such jurisdictions. Hence, the Plan may not be available to shareholders who live in some states other than Michigan or in foreign countries.

5.   How does an eligible stockholder participate?

     Any  eligible  shareholder  may  participate  in the  Plan  at any  time by completing an authorization card and returning it to the Agent. The authorization card will direct the Agent to apply cash dividends on all shares of Common Stock owned of record by the participant, or on such lesser number of shares as may be designated by the participant, and all cash dividends on all shares of Common Stock credited to his or her account under the Plan, to the purchase of shares of Common Stock. If an authorization card is received later than the record date for a cash dividend, the dividend will be paid to the participant in cash and participation in the Plan will begin as of the next dividend payment date. A new authorization card, decreasing or increasing the amount of stock subject to the Plan, may be submitted at any time.

6. Who may make optional cash payments and what amount of such payments can be made?

     Participating shareholders may make optional cash payments to the Agent for the purchase of Common Stock under the Plan by check or money order, or by automatic withdrawal from a bank account. Optional cash payments may not be less than $50 per payment nor more than $5,000 per quarter. Cash received from a participant will be held by the Agent and used to purchase shares on the next dividend payment date. NO INTEREST WILL BE PAID BY THE AGENT ON OPTIONAL CASH PAYMENTS.

     Provision is made on the authorization card for making an initial optional cash payment. Upon receipt of each participant's authorization card and with each participant's quarterly statement of account, the Agent will provide a card for making subsequent optional cash payments.

7.   How does an eligible participant make optional cash payments?

     Check or Money Order: Payments must be received by the Agent at least 2 days (but not more than 30 days) prior to a dividend payment date. Optional cash payments received more than 30 days prior to a dividend payment date will be returned to the participant. The same amount of cash need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter. A $25 fee will be assessed for any insufficient funds checks.

     Automatic Withdrawal from a Participant's Checking Account: This feature enables a participant to make ongoing payments without writing a check. Funds will be deducted from a participant's account automatically on the 15th day of the month in which the cash dividend is payable. If this day falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic withdrawal to be initiated.

A participant must notify the Agent in writing to change or terminate automatic withdrawal. Provision is made on the authorization card to change or terminate automatic withdrawal. No processing fee is charged by the Agent for automatic quarterly deductions. A $25 fee will be assessed for rejected automatic deductions.

8.   When will funds be invested under the Plan?

     Funds will be invested on each quarterly cash dividend payment date, approximately the 30th day of January, April, July and October of each year.

9.   What is the source of shares purchased under the Plan?

     Shares purchased under the Plan will come from the authorized and unissued shares of the Common Stock or from shares purchased on the open market as determined by the Company. Any market purchase may be in the Nasdaq stock market or in negotiated transactions and may be on such terms as the Company may determine, but prices may not exceed current market prices at the time of purchase.

10.  What is the purchase price of the shares?

     The price per share of authorized and unissued shares of Common Stock purchased will be the last reported sale price for the Company's Common Stock on the National Market system ("NMS") of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") on the dividend payment date. The price per share of common stock purchased on the open market will be the average price of all shares of common stock purchased under the Plan. In making purchases for participants on the open market, the Plan will combine the participant's funds with those of other participants.

11.  Are any fees or expenses incurred by participants in the Plan?

     Participants will not be responsible for payment of any brokerage commissions or fees or service charges in connection with the purchase of shares under the Plan whether their shares are newly issued or purchased on the open market; however, the purchase price paid by participants for stock purchased in the open market may be partially allocable to dealer mark-ups. A fee of $5.00 will be charged upon a participant's withdrawal from the Plan. In addition, a withdrawing participant may be required to pay brokers' commissions and transfer taxes, if any, attributable to the sale of shares as described in the answer to question 13 below. There will be no charges upon termination of the Plan by the Company.

12.  Will certificates be issued to participants for shares purchased?

     Generally, certificates for shares purchased under the Plan will not be issued to participants. Instead, shares purchased for each participant will be credited to his or her account under the Plan and held for safety and convenience by the Agent, as custodian. Shares credited to the account of a participant under the Plan may not be assigned, pledged as collateral or otherwise transferred. However, either the Company or a participant (by written notice to the Agent) may elect to have certificates for any number of full shares credited to the participant's account furnished to the participant without affecting his or her participation in the Plan. No certificates will be issued for fractional shares.

     Participants may elect, by written notice to the Agent, safekeeping of their certificate shares. Such shares will be held by the Agent, as custodian for safety and convenience.

13.  How does a participant withdraw from the Plan?

     A participant may withdraw from the Plan by notifying the Agent in writing or calling 800-257-1770. If a participant's request to withdraw is received by the Agent at least ten (10) business days before the next dividend record date, the amount of the dividend and any optional cash payments which would have otherwise been applied for purchase of Common Stock on the related dividend payment date and all subsequent dividends will be paid to the withdrawing participant unless he or she re-enrolls in the Plan. Where receipt of such written request does not meet the above-described conditions, shares will be purchased for the participant's account and, as a result, the procedure outlined below for delivery of certificates, sale of shares and cash payments will be followed.

     When a participant withdraws from the Plan, he or she may request that certificates for whole shares credited to his or her account under the Plan be issued to the participant, or the participant may request that the Agent sell all or a part of the whole shares credited to his or her account under the Plan. If the participant has requested that shares be sold, the shares to be sold will be forwarded by the Agent, on behalf of the participant, to a brokerage firm which will effect such sale for the participant. Shares to be sold on behalf of a terminating participant will be forwarded to brokerage firms as soon as practicable. The Agent will then remit to the participant the proceeds, less brokerage commissions, service charges and any transfer taxes, as well as the $5.00 termination fee. A participant's interest in a fractional share will be distributed to the participant in cash at the market value of shares at the time of withdrawal.

     Generally, it will require ten days to two weeks from the time notice of withdrawal is received by the Agent until share certificates are mailed to a participant. A longer time is required if the notice is received between a dividend record date and the dividend payment date.

     An eligible shareholder may again become a participant at any time following his or her withdrawal by following the procedures then in effect for enrollment in the Plan.

14. What happens if the Company issues a stock dividend, declares a stock split, or has a rights offering?

     Any stock dividends or split shares distributed by the Company on shares held by the Agent for the participant, and shares held by the participant upon which cash dividends are reinvested, will be credited to the participant's account. In the event of any rights offering or the distribution of any securities of another issuer to or by the Company, rights or securities applicable to shares credited to the participant's account under the Plan will be sold by the Agent and the net proceeds credited to the participant's account under the Plan and applied to the purchase of shares as soon as practicable or, at the direction of the Company, on the next cash dividend payment date. However, a participant who desires to receive such rights or securities may request, by written notice to the Agent given at least ten (10) business days prior to the record date for the issuance of any such rights or securities, that the whole shares of Common Stock credited to his or her account under the Plan be registered in the participant's name.

15.  Who votes the shares held in the Plan?

     Participants are entitled to vote the whole and fractional shares held by the Agent and credited to their account under the Plan. For the purpose of voting, such whole and fractional shares will be included with other shares of record on the participant's proxy and voted in accordance with the participant's instructions or, if no instructions are given, in accordance with the recommendations of the Company's management. If the proxy is not returned, returned unsigned or returned late, the shares credited to the participant's account will not be voted.

16.  What is the responsibility of the Company and Agent under the Plan?

     In administering the Plan, neither the Company, the Agent, nor any agent of either of them, will be liable for any act done in good faith or for any omission to act which is in good faith. Participants should recognize that the Company does not warrant or represent that participants will recognize a profit or will not incur a loss on stock purchased under the Plan.

17.  Who interprets and regulates the Plan?

     The Board of Directors of the Company reserves the right to interpret and regulate the Plan.

18.  May the Plan be amended or discontinued?

     The Board of Directors of the Company may suspend, amend or terminate the Plan at any time. Participants will be notified of any such suspension, amendment or termination.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 200,000 shares of preferred stock, without par value ("Preferred Stock"), none of which are outstanding, and 14,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), 7,018,900 of which were outstanding as of June 30, 1998. The following is a description of the Company's capital stock.

Common Stock

     Subject to the rights of holders of any of the Company's preferred stock then outstanding, all voting rights are vested in holders of shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. Holders of shares of Common Stock are not entitled to cumulative voting rights and have no preemptive right to subscribe for additional securities issuable by the Company.

     Subject to any prior rights of holders of preferred stock then outstanding, holders of the Company's Common Stock are entitled to receive dividends as the Board of Directors may from time to time declare out of funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro rata in the assets available for distribution to holders of Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

     The Board of Directors of the Company is authorized to issue shares of Preferred Stock in series and affix the particular designations and terms of those shares, including dividend rates, conversion prices, voting rights, redemption prices, and other matters, without further approval of the Company's shareholders. No series of preferred stock is currently designated by the Board.

General

     The  Company's   Articles  of  Incorporation   and  the  Michigan  Business
Corporation Act contain provisions which could be utilized by the Company to impede any efforts to acquire control of the Company, namely:

     Classified Board of Directors. The Company's Articles of Incorporation provide for the division of the Board of Directors into three classes with staggered three-year terms of office. Accordingly, because a person considering the acquisition of voting control of the Company could not necessarily obtain majority control of the Board of Directors until the second annual meeting of the Company's shareholders following the acquisition of voting control, such a person might be dissuaded from seeking to obtain voting control of the Company.

     Michigan Fair Price Provisions. Chapter 7A of the Michigan Business Corporation Act impacts certain business combinations involving Michigan corporations such as the Company. Except in cases in which certain minimum price, form of consideration, and procedural requirements are satisfied or for certain transactions that may be approved in advance by the Company's Board of Directors, higher than normal voting requirements are imposed with various transactions involving persons who own 10% or more of the Company's voting stock (referred to as "Interested Shareholders"). Transactions to which the higher voting requirements apply require an advisory statement from the Board of Directors and must be approved by not less than 90% of the votes of each class of stock entitled to vote and by not less than two-thirds of the votes, other than the votes of Interested Shareholders who are (or whose affiliates are) a party to the proposed transaction or an affiliate of the Interested Shareholders, of each class entitled to vote.

     Michigan Shareholder Equity Provisions. Chapter 7B of the Michigan Business Corporation Act affects the voting rights of persons who acquire more than 20%, 33-1/3%, or 50% of a Michigan corporation's voting stock (referred to as "Control Shares"). Chapter 7B denies shareholder voting rights to those persons or entities who make purchase offers or investors who increase their holdings above any of the Control Share levels, unless they are granted voting rights by a majority vote of all disinterested shareholders (shareholders excluding the bidders or owners of Control Shares and the corporation's management). If the shareholders do no elect to grant voting rights to Control Shares, under certain circumstances, the Control Shares may become subject to redemption.

                         FEDERAL INCOME TAX CONSEQUENCES

     In general, participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not participating in the Plan. This means that cash dividends a participant reinvests under the Plan will be taxable as having been received even though the participant does not actually receive them in cash, but, instead, uses them to purchase additional shares under the Plan. To the extent shares of stock purchased under the Plan are purchased on the open market (and not from the authorized and unissued shares of the Company), any brokerage commissions, service charges, or dealer mark-ups paid in connection therewith by the Company will be taxable to participants as dividends, whether the shares are purchased from reinvested dividends or optional cash payments.

     The tax basis of shares acquired under the Plan will be the purchase price for the stock, plus, as to shares acquired in the open market, any commissions, charges or mark-ups paid by the Company over and above such price. The holding period for newly-issued shares acquired under the Plan begins the day after the applicable dividend payment date, and for shares acquired by the Agent in the open market, on the purchase date.

     Participants  will  not  realize  any  taxable  income  when  they  receive certificates for whole shares credited to their account, either upon their request or upon withdrawal from or termination of the Plan. However, participants who, upon withdrawal from or termination from the Plan, receive a cash adjustment for a fractional share will realize gain or loss with respect to such fractional share.

     A participant will realize a taxable gain or a loss when shares are sold or otherwise disposed of in a taxable exchange, whether by the Agent on behalf of the participant or by the participant after withdrawing such shares from the Plan. The amount of the gain or loss will be the difference between the amount the participant receives for the shares and the participant's tax basis, as defined above. Any such gain or loss will be capital gain or loss if the shares or fractional share interest constitute capital assets in the hands of the participant.

     The foregoing is only a summary of the general tax consequences of participation in the Plan. Consequently, participants may wish to consult with a tax advisor for specific tax advice regarding the consequences of their participation in the Plan and proper tax filing and reporting.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors, officers or employees of the Company or persons serving at its request as directors, officers or employees of another corporation or enterprise, are entitled to indemnification as provided in the Articles of Incorporation of the Company which provide for indemnification to the fullest extent permitted under the MBCA. In addition, all of the directors of the Company are entitled to indemnification under separate indemnification agreements between the Company and such directors, the form of which was approved by the shareholders of the Company. These provisions are broad enough to permit indemnification of such persons for liabilities arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     Expenses in connection with the issuance and distribution of the securities being registered herein are estimated to be as follows:

Registration fee................................................      $  769.40
Blue Sky fees and expenses......................................      $1,000.00
Printing........................................................      $1,000.00
Legal fees and expenses.........................................      $1,000.00
Accountants fees and expenses...................................      $1,500.00
Miscellaneous expenses..........................................      $  100.00
                                                                      ---------
         Total..................................................      $5,369.40
                                                                       ========

Item 15.  Indemnification of Directors and Officers.

     The Articles of Incorporation of the Company provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, the Company adopted individual indemnification agreements with its directors. Approved by the Company's shareholders, the indemnification agreements provide a contractually enforceable right for prompt indemnification, except that indemnification is not required where: (i)
indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) indemnification is provided by the Company outside of the agreement; (iii) the claim involved a violation of Section 16(b) of the Securities Exchange Act of 1934 or similar provision of state law; or
(iv) indemnification by the Company is otherwise prohibited by law. In the case of a derivative or other action by or in the right of the Company where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors, independent legal counsel, or a court where the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, the Company's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Company or its shareholders resulting from certain negligent acts or omissions.

     Under an insurance policy maintained by the Company, the directors and officers of the Company are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

Item 16.  Exhibits

     Reference is made to the Exhibit Index which appears on page II-6.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by refers in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Ionia, State of Michigan, on the 15th day of September, 1998.


                                              INDEPENDENT BANK CORPORATION


                                              By /s/ Charles C. Van Loan
                                              Charles C. Van Loan, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Kohls and Charles C. Van Loan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Amendment to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below on September 15, 1998, by the following persons in the capacities indicated.



/s/ Charles C. Van Loan                      /s/ William R. Kohls
Charles C. Van Loan, Director,               William R. Kohls, Executive Vice
President and Chief Executive                President, Secretary and Treasurer
 Officer (Principal Executive Officer)       (Chief Financial Officer)


/s/ Charles A. Palmer                        /s/ James Twarozynski
Charles A. Palmer, Director                  James Twarozynski, Principal
                                             Accounting Officer

/s/ Robert J. Leppink                        /s/ Arch V. Wright
Robert J. Leppink, Director                  Arch V. Wright, Director

/s/ Keith E. Bazaire                         /s/ Terry L. Haske
Keith E. Bazaire, Director                   Terry L. Haske, Director

/s/ Thomas F. Kohn
Thomas F. Kohn, Director

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement (No. 33-80088) on Form S-3 of Independent Bank Corporation of our report dated February 2, 1998, relating to the consolidated statements of financial condition of Independent Bank Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of Independent Bank Corporation.



                                           /s/ KPMG Peat Marwick LLP


                                           KPMG PEAT MARWICK LLP






Detroit, Michigan
September 15, 1998

                                  EXHIBIT INDEX




Item 5            Opinion of Varnum, Riddering, Schmidt & Howlett*


Item 23(a)        The consent of KPMG Peat Marwick is set forth on page II-5


Item 23(b)        Consent of Varnum, Riddering, Schmidt & Howlett--included in
                  Exhibit 5*


Item 24           Power of Attorney--included on page II-4


Item 99 Automatic Dividend Reinvestment and Stock Purchase Plan, as Amended and Restated

------------------------
*Previously Filed






::ODMA\PCDOCS\GRR\167644\1

                          INDEPENDENT BANK CORPORATION
                              Amended and Restated
             Automatic Dividend Reinvestment and Stock Purchase Plan


     1. Establishment of Plan. Independent Bank Corporation (the "Company"), hereby establishes an automatic dividend reinvestment and stock purchase plan (the "Plan") on the terms and conditions hereinafter set forth.

     2. Purpose of Plan. The purpose of the Plan is to offer a convenient and economical way for holders of the Company's common stock, par value $1.00 per share (the "common stock"), to increase their ownership of shares of the Company's common stock without incurring brokerage fees or commissions or service charges and without having to pay full dealer mark-ups, if any. To the extent that shares purchased under the Plan are purchased from the Company from its authorized and unissued shares of common stock, the Company will receive the proceeds of the sale thereof for working capital and other general corporate purposes.

     3. Administration of Plan. The Company will appoint an Agent to administer the Plan and make purchases of shares of common stock under the Plan for the account of participants. State Street Bank and Trust Company has been appointed to act as Agent under the Plan. However, the Company reserves the right to remove the Agent, to appoint a substitute Agent or to assume the administration of the Plan itself at any time and without prior notice to Plan participants. In the event an Agent should resign or otherwise cease to act as an Agent or as custodian of shares under the Plan, the Company will make such other arrangements as it deems appropriate for administration of the plan and custody of shares purchased under the Plan. An Agent appointed by the Company under the Plan shall be required to send each participant a regular quarterly statement of his or her account under the Plan. The Agent will also serve as custodian of shares purchased under the Plan.

     4. Eligibility and Participation. Any shareholder owning of record shares of common stock of the Company is eligible to participate in the Plan. Any eligible shareholder may join the Plan at any time by completing an authorization card and returning it to the Company. The authorization card shall authorize the Company to apply cash dividends on all shares of common stock owned of record by the participant, or on such lesser number of shares as may be designated by the participant, and all cash dividends on all shares of common stock credited to his or her account under the Plan, to the purchase of shares of the Company's common stock. If an authorization card is received later than the record date for a cash dividend, the dividend will be paid to the participant in cash and participation in the Plan will begin with the next cash dividend payment on stock. A new authorization card, decreasing or increasing the amount of common stock subject to the Plan, may be submitted at any time.

     5. Optional Cash Payment. Participating shareholders may make optional cash payments to the Agent for the purchase of common stock under the Plan. Optional cash payments may not be less than $50 per payment nor more than a total of $5,000 per quarter. Cash received from a participant on or before the second day prior to a dividend payment date will be used to purchase shares of common stock as of that dividend payment date, but cash received after such date will be held by the Agent and used to purchase shares of common stock as of the next dividend payment date. No interest will be paid by the Agent on optional cash payments. Provision shall be made on the authorization card for making an initial optional cash payment and a form for making subsequent optional cash payments shall be included with each participant's quarterly statement of account.

     6. Timing of Purchases; Purchase Price of Shares. Funds will be invested on each stock cash dividend payment date (currently the 30th day of January, April, July and October of each year). The price per share to the participants of newly-issued common stock purchased with participants' cash dividends shall be the mean between the last reported bid and asked prices or, if sale prices are reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last reported sale price for the Company's common stock at the close of trading on the over-the-counter market as quoted by NASDAQ. The price per share to participants of newly-issued common stock purchased with participants' optional payments shall be 100% of the mean between the last reported bid

                                   EXHIBIT 99
and asked prices or, if sale prices are reported by NASDAQ, the last reported sale price for the Company's common stock at the close of trading on the over-the-counter market as quoted by NASDAQ on the cash dividend payment date. If no trading occurs in the Company's common stock on a dividend payment date, prices will be determined with reference to the next preceding date on which the stock was so traded on the over-the-counter market. Fractional shares will be purchased for the account of participants, computed to three decimal places. In the event that the Company chooses, it may elect to have the Agent purchase stock in the open market. If the Company so elects, the purchase price for the Plan will be the average of the actual market price for all shares purchased for the Plan for that cash dividend payment date with respect to shares purchased with participants' cash dividends. The Company will reimburse the Agent for any additional costs for such purchases.

     7. Source of Shares. Shares purchased under the Plan shall come from the authorized but unissued shares of common stock of the Company, or from shares purchased for participants on the open market as determined by the Company. Any market purchases may be in the over-the-counter market or in negotiated transactions and may be on such terms as the Company may determine, but prices shall not be in excess of current market prices at the time of purchase. Plan participants shall pay no brokerage fees or commissions or service charges whether shares are newly issued or purchased in the open market; however, the purchase price paid by participants for common stock purchased in the over-the-counter market may be partially allocable to dealer mark-ups.

     8. Reports; Certificates. Each participant shall receive a quarterly statement of his or her account, together with copies of any amendments to the Plan and any prospectuses relating to the Plan. Participants shall also be furnished Internal Revenue Service information for reporting dividend income. Either the Company or a participant (by written notice to the Agent) may elect to have certificates for any number of full shares credited to such participant's account under the Plan furnished to the participant without affecting his participation in the Plan. Certificates will be issued without charge. No certificate shall be issued for fractional shares.

     9. Withdrawal. A participant may withdraw from the Plan by notifying the Agent in writing. If a participant's request to withdraw is received by the Agent ten business days before a dividend record date, the amount of the dividend and any optional cash payments which would have otherwise been applied for purchase of common stock on a related dividend payment date and all subsequent dividends will be paid to him or her unless he or she re- enrolls in the Plan. If the request for withdrawal is received on or after the tenth business day prior to a dividend record date but before the payment date for a dividend, shares will be purchased for the participant's account, then the procedure outlined below for delivery of certificates, sale of shares and cash payments will be followed. When a participant withdraws from the Plan, the participant may request that certificates for whole shares credited to the participant's account under the Plan be issued to the participant, or the participant may request that the Agent sell all or a part of the whole shares credited to his or her account under the Plan. If the participant has requested that shares be sold, the shares to be sold shall be forwarded by the Agent, in behalf of the participant, to a brokerage firm which will effect such sale for the participant, and the Agent will remit to the participant the proceeds, less brokerage commissions and any transfer taxes and a $5.00 termination fee. The Agent shall also make an effort to sell any fractional shares, and for the purpose of the sale of fractional shares as well as the sale of whole shares for terminating participants, sales requests may be accumulated by the Agent. Whole or fractional shares to be sold in behalf of a terminating participant shall be forwarded to brokerage firms as soon as practicable, and in any event, within 10 trading days after the Agent's receipt of the notice of withdrawal from the participant. To the extent that the Agent is unable to sell any fractional share credited to the participant's account, the participant shall be entitled to receive a cash payment for that fractional share based on the closing bid price of the common stock as reported by NASDAQ for the date the notice of withdrawal is processed or, if not a trading day, the next preceding day that the common stock was traded and reported by NASDAQ. An eligible shareholder may again become a participant at any time following withdrawal by following the procedures then in effect for enrollment in the Plan.

     10. Certain Corporate Changes. Any shares distributed by the Company as a common stock dividend on shares (including fractional shares) credited to a participant's account under the Plan or upon any split of such shares will be credited to the participant's account. Stock dividends or splits distributed on all other shares held by a participant and registered in his or her own name will be mailed directly to the participant. In the event of any rights offering or the distribution of any securities of another issuer to or by the Company, rights or securities applicable to shares credited to a participant's account under the Plan shall be sold by the Agent and the net proceeds credited to the participant's account under the Plan and applied to the purchase of shares as soon thereafter as practicable or, if so directed by the Company, on the next cash dividend payment date. However, a participant who desires personally to receive such rights or securities may request, by written notice to the Agent given at least 10 days prior to the record date for the issuance of any such rights or securities, that the whole shares of common stock credited to the participant's account be registered in the participant's name.

     11. Responsibility of Company and Agent. In administering the Plan, neither the Company, the Agent nor any agent of either of them will be liable for any act done in good faith or for any omission to act which is in good faith. The Company does not warrant or represent that participants will recognize a profit or will not incur a loss on common stock purchased under the Plan.

     12. Interpretation; Amendment; Termination. The Board of Directors of the Company reserves the right to interpret and regulate the Plan and to suspend, amend or terminate the Plan at any time. Participants shall be notified of any such suspension, amendment or termination.

     13. Effective Date. The Plan became effective as of April 1, 1981, and shall continue in effect until further amended or terminated in accordance with the provisions hereof.

     14. Limitation On Participation. Participation in the Plan by any shareholder shall be subject to the condition that if at any time the Company shall determine in its discretion that the registration or qualification under any state or federal law, of the Plan, participation in the Plan or the purchase or issuance of any shares under the Plan or other action contemplated by the Plan, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with such shareholder's participation, then in any such event Participation in the Plan by any such shareholder shall not be effective unless and until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     15. Prior Plan and Amendments Superseded. As of the effective date, this Amended and Restated Plan completely amends and supersedes the Plan as originally in effect and previously amended.




::ODMA\PCDOCS\GRR\167647\1

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